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                             YARDVILLE NATIONAL BANK
                      DIRECTORS DEFERRED COMPENSATION PLAN

          1. Effective Date. The Effective Date of the YARDVILLE NATIONAL BANK DIRECTORS DEFERRED COMPENSATION PLAN (the "Plan") shall be January 1, 1995.

          2. Purpose and Definitions. (a) The purpose of this plan is to provide eligible members of the Board of Directors ("Board Member") of the YARDVILLE NATIONAL BANK ("Bank') with an opportunity to defer payment of certain portions of their compensation, at. their election, in accordance with the provisions hereof.

               (b) For purposes of this Plan, the following definitions shall apply:

               (1) "Board Members" shall mean persons, other than employees of YARDVILLE NATIONAL BANK ("Bank"), who constitute the Board of Directors of the Bank and who, by electing to defer part or all of their Board Members' Eligible Compensation, have elected to participate in this nonqualified deferred compensation Plan.

               (2) "Committee" shall mean those members of the Board who shall be responsible for the administration of the Plan.

               (3) "Eligible Compensation" shall include all fees payable to an eligible Board Member but shall not include (i) any compensation payable to an eligible Board Member in a form other than cash, or (ii) any retainer fee to any eligible Board Member for services rendered during the last calendar quarter preceding The effective date of this Plan. Eligible Compensation shall also mean those fees payable to an eligible Board Member during a Plan Year for attendance at a meeting of any Board or committees thereof, and all fees payable to such eligible Board Member during such year by way of retainer for service as a member or chairman of any Board or committees thereof, regardless of the number of meetings attended.

               (4) Plan Year shall mean the calendar year.

          3. Deferral Elections. With respect to each Plan Year, an eligible Board Member may elect to have payment of any part or all of his or her Eligible Compensation for such year deferred, and to have payment of such portion made under the terms of this Plan. Any such election shall be made in accordance with the following rules:

               (a) A deferral election shall be made in writing, on a form provided by the Bank for such purpose.


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               (b) In the election form, the eligible Board Member (i) shall specify, by percentage (which must be an even multiple of the portion of his or her Eligible Compensation that the eligible Board Member wishes to defer hereunder (the amounts so deferred are hereinafter referred to as the eligible Board Member's Deferred Amounts"), and (ii) shall specify, by percentage (which must he art even multiple of 5%), the portions of the eligible Board Member's deferred amounts that he or she wishes to have allocated, respectively, to an account established for the eligible Board Member pursuant to Section 5.

               (c) An eligible Board Member's election to defer Eligible Compensation for any Plan Year shall be filed with the Committee (i) by no later than December 31st of the year preceding the calendar year for which the eligible Board Member wishes to deter a portion or all of his or her Eligible Compensation

               (d) Notwithstanding the provisions of paragraph (b) above, a newly elected eligible Board Member may make an initial deferral election hereunder with respect to Eligible Compensation for the Plan Year in which he or she is first elected to serve as a member of the Board and, if so elected after January 1st of such year, for the next following Plan Year, by filing his or her election form with the Committee by no later than the last day of the year in which he or she became an eligible Board Member. Any deferral election so made shall be effective only with respect to Eligible Compensation earned for services performed after the date on which the eligible Board Member's initial deferral election has been filed with the Committee.

               (e) Any deferral election made by an eligible Board Member with respect to his or her Eligible Compensation for a Plan Year, and any election made hereunder as to the allocation of the deferred amounts for such year of his or her Account, shall be irrevocable.

          4. Contributions by Yardville National Bank. (a) The Bank shell make a contribution to a Board Member's Account equal to twenty-five percent (25%) of such Board Member's deferral contribution, if he or she has elected to defer part of his or her compensation pursuant to paragraph 3(a).

               (b)(1) An eligible Board Member who voluntarily resigns his or her employment during the year shall receive his or her deferred Board Member's fee with any earnings to the date of resignation.

               (2) A Board Member whose term in office is involuntarily terminated other than for cause or who is granted a leave of absence during the year shall receive his or her deferred Board Member's fee with any earnings to the date of termination of employment.


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               (3) A Board Member whose term in office terminates due to
dismissal for cause, of which the Committee shall be the sole judge, shall lose any right to receive a deferred fee or any earnings thereon under paragraph 3 which had not yet been paid to his or her account maintained under this Plan. An eligible Board Member who acts or conducts himself in a manner inimical or in any way contrary to the best interests of the Bank, of which the Committee shall he the sole judge, shall lose his rights to earn out unearned deferred compensation payments; except that no installment or amount paid or delivered to the irrevocable trust established in conjunction with this Plan prior to the date of the decision of the Bank shall be required to be returned to the Bank.

          5. Accounts. For each participating Board Member, there shall be established on the books and records of the Bank, for bookkeeping purposes only, an account to reflect the Board Member's interest under the Plan. The Account so established for each Participant shall be maintained in accordance with the following provisions:

               (a) The Account shall be credited, respectively, with amounts equal to the portions of the Board Member's deferred amounts for each Plan Year that the Board Member has elected under Section 3 to have allocated to his or her Account. Such amounts shall be so credited as of the first day of the calendar month following the month in which the amounts in question would have been paid to the Board Member, had he or she not elected under Section 3 to have payment of such amounts deferred under this Plan.

               (b) Each Board Member's Account shall be adjusted to reflect all additional interest and earnings to be credited to such Account by determining the percentage by which the value of the Board Member's Account for such month exceeds, or is less than, the value of such Account, as of the valuation date (which for this purpose shall be the last day of each month) for the immediately preceding month and all payments made with respect to such account pursuant to
Section 6.

               (c) A Board Member's interest in his or her Account shall be fully vested and nonforfeitable at all times.

               (d) Payment under this Plan and such other amounts arising out of the administration of this Plan as the Bank may determine shall he charged to a deferral reserve. Balances retained in the deferral reserve each year, except to the extent otherwise directed by the Bank, shall be carried forward and be available in a future year or years, if not otherwise paid to the irrevocable trust pursuant to the terms of this Plan.


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          6. Payment of Account Balances. Payment with respect to a Board
Member's Account shall he made on Direction of the Committee from the irrevocable trust established pursuant to Section 7 in accordance with the following provisions:

               (a) The balance of a Board Member's Account shall become payable upon the Board Member's ceasing to be a member of the Board, for any reason.

               (b) Except as otherwise provided in paragraph (c) below, payment with respect to a Board Member's Account shall be made in the form of a lump sum.

               (c) Each installment payment to he made with respect to a Board Member's Account shall be made in cash, in an amount determined by dividing (i) the balance of such Account determined to of the last day of the Plan Year preceding the year in which such payment is to be made, by (ii) the number of installment payments remaining to be made.

               (d) If a Board Member should die prior to retirement or before receiving all payments required to be made hereunder with respect to his or her Account, any payments remaining to he made at the date of the Board Member's death shall be made to the Board Member's beneficiary as follows:

               (i) Payment with respect to the balance remaining in a Board Member's Account shall be made in the form of a series of ten (10) annual installments which shall be the actuarial equivalent of the projected benefit for each eligible Board Member, The first such installment payment shall be made on the last business day of the Plan Year in which the Board Member ceases to be a member of any Board, and the remaining installments shall he made on the last business day of each succeeding Plan Year.

               (ii) Subject to subparagraph (iii) below, in the event that a Board Member shall die while serving as such for the Bank, or after his or her retirement and prior to the time when all of the deferred compensation allocated to his or her account shall have been paid, the Bank shall direct payment as provided for in the preceding paragraph from the irrevocable trust to the Board Member's designated beneficiary or beneficiaries, or if there be none then living, then to the estate of the Board Member, of all of the deferred compensation allocated to such deceased Board Member's Account and held in the irrevocable trust pursuant to this Plan, unless the Committee and Board Member otherwise agree in writing that such other payment schedule shall he made in such amounts at such times and manner as the Bank and Board Member shall determine after considering such facts and circumstances relating to the Board Member and his beneficiaries as they deem appropriate. Each Board Member shall notify the Bank in writing of the name and address of his primary and alternative beneficiaries, which may be changed from time to time by the Board Member by notice in writing to the Committee.


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               (iii) If a life insurance policy has been purchased on the life of an Board Member and if such policy is held as an asset of the Plan [irrevocable trust], the Bank shall receive, as a beneficiary, that portion of the death benefit, if any, needed to pay the alternative minimum tax that is imposed upon the receipt of such death benefit. The balance, if any, of the death benefit shall be paid from the proceeds of the insurance to the Board Member's beneficiary as specified in subparagraph (ii) above.

               (iv) Any payment made hereunder to the Board Member's beneficiary shall he made as soon as practicable after the date of the Board Member's death.

               (e) if the Board Member's employment is terminated because of disability while he is in the employ of the Bank, then the Board Member shall be considered to have retired on the date of his having become disabled and payments shall be made pursuant to subparagraph (b) above. A Board Member shall be deemed to have become disabled for purposes of this subparagraph (d) if the Bank shall find on the basis of satisfactory medical evidence (as determined by the Bank) that the Board Member is totally disabled, mentally or physically, so as to be prevented from engaging in further employment by the Bank in a position essentially similar to that held by him prior to his disability and that such disability will be permanent and continuous during the remainder of his life.

               (f) Notwithstanding any other provision of this Section 6 to the contrary, payment with respect to any part or all of the Board Member's Account balance may be made to the Board member on any date earlier than the date on which such payment is to be made pursuant to such other provisions of this
Section 6 if (i) the Board Member requests such early payment and (ii) the Committee, in its sole discretion, determines that such early payment is necessary to help the Board Member meet an "unforeseeable emergency" within the meaning of section 1.457- 2(h)(4) of the federal Income Tax Regulations. The amount that may he so paid may not exceed the amount necessary to meet such emergency.

               (g) There shall be deducted from the amount of any payment otherwise required to he made under the Plan, all Federal, state and local taxes required by law to be withheld with respect to such payment.



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          7. Establishment of Irrevocable Trust. Upon the receipt of a deferred compensation contribution made pursuant to the terms of Section 3 above and contributions made by the Bank pursuant to Section 4 above, such payments shall be paid to the irrevocable trust established in conjunction with this Plan and shall thereafter be governed pursuant to the terms of the Plan and the irrevocable trust. Eligible Board Members' deferrals and Bank contributions for any year shall be paid in cash to the irrevocable trust established by the Bank and shall be credited with interest equal to the prime rate as established and adjusted from time to time by the Bank from the date paid to the irrevocable trust until the date paid to the Board Member.

          8. Amendment or Termination of Plan. While it is contemplated that deferred compensation awards will be paid annually pursuant to Paragraph 3 hereof, the Bank shall have the right from time to time to modify or suspend this plan.

          9. Alienation and Assignment of Benefits Under the Plan. The right of the Board Member or any other person to the payment of deferred compensation or other benefits under this Plan shall not he assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

          10. Designation of Beneficiary. (a) Each participating Board Member shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive any amount, payable under the Plan by reason of his or her death. A Board Member may, from time to time, revoke or change his or her beneficiary designation without the consent of any previously designated beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall he effective unless received by the Committee prior to the participating Board Member's death, and in no event shall it be effective as of a date prior to such receipt. If, at the date of participating Board Member's death, there is no designation of a beneficiary in effect for the Board Member pursuant to the provisions of this Section 10, or if no beneficiary designated by the Board Member in accordance with the provisions hereof survives to receive any amount payable under the Plan by reason of the participating Board Member's death, the Board Member's estate shall be treated as the beneficiary for purposes of the Plan.



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               (b) If the Bank shall find chat any person to whom any payment is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may he paid to the spouse, a child, a parent, or to any poison deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge of the liabilities of the Bank under this Plan.

          11. Rights Conferred Under this Plan. Nothing contained herein shall be construed as conferring upon the Board Member the right to continue in the employ of the Bank as a Director or in any other capacity.

          12. Interpretation of Plan. The Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee's interpretations and construction thereof, and actions hereunder, including any valuation of an Board Member's deferred compensation account as held in the irrevocable trust, or the amount or recipient of the payment to be made therefrom, shall he binding and conclusive on all persons for all purposes. No officer or Board Member of the Bank shall he liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful misconduct or gross negligence.

          13. Right to Bring Action. Any and all right of action by any Board Member (past, present or future) against the Bank with respect to a payment of under this Plan or with respect to an alleged violation of this Plan, irrespective of the place where action may be brought, shall cease and be barred by the expiration of three years (a) from the date of the act or omission in respect of which such right of action arises or (b) from the date of final determination of the respective bonus award or awards by the Bank, whichever date is later.

          14. Administration of Plan. (a) The expenses of administering this Plan shall be borne by the Bank and not charged against the Account of an eligible Board Member.

               (b)(1) The Plan shall be administered by a Committee composed of at least three Board members who shall be appointed by the Board of Directors from among Board members who are not eligible Board Members. If at any time there are less than three such Board members, additional members of the Committee shall be appointed form among those Board members who have never participated in the Plan, or, in the absence of any such Board Members, from among any senior officers of the Bank or any of its affiliated companies. All decisions, actions or interpretations of, the Committee under the Plan shall be final, conclusive and binding upon all parties.


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               (2) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the bank shall indemnify and hold harmless each member of the Committee, and each employee, officer, director or trustee of the Bank or any of its affiliated companies to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

          15. Change in Fiscal Year of Bank. In the event of a change in the Bank's fiscal year, this plan shall apply, with pro rata adjustment in the deduction for net capital, to any intermediate period not consisting of 12 months and shall then apply to each fiscal year following.

          16. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey.